As filed with the Securities and Exchange Commission on August 20, 2008.
Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOPROBE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1080091 (I.R.S. Employer Identification No.)
425 Metro Place North, Suite 300
Dublin, Ohio 43017
(Address of Registrant’s principal executive offices)

NEOPROBE CORPORATION
SECOND AMENDED AND RESTATED
2002 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Brent L. Larson
Vice President, Finance, Chief Financial Officer,
Treasurer and Secretary
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017
(614) 793-7500
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
William J. Kelly, Jr., Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-2136
wjkelly@porterwright.com

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)(2)	Per Share(3)	Price(3)	Registration Fee(1)

Common Stock, $.001 par value	2,000,000	$0.66	$1,320,000	$51.88

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Neoprobe Corporation Second Amended and Restated 2002 Stock Incentive Plan (the “Plan”). Registration Statements on Form S-8 were previously filed on September 23, 2004 (Registration No. 333-119219), and December 22, 2005 (Registration No. 333-130640), for the existing securities available under the Plan.
(3) Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Neoprobe Corporation common stock as reported on the Over-The-Counter Bulletin Board on August 19, 2008.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,000,000 shares of the common stock of Neoprobe Corporation (the “Corporation”) to be issued pursuant to the Corporation’s Second Amended and Restated 2002 Stock Incentive Plan (the “Plan”). The shares of common stock of the Corporation being registered hereunder represent the increase in the number of shares available for issuance under the Plan, which increase was approved by the Corporation’s Board of Directors and by the Corporation’s stockholders at the annual meeting of stockholders held June 26, 2008. Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the Corporation’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2004 (Registration No. 333-119219), and Registration Statement on Form S-8 previously filed with the Commission on December 22, 2005 (Registration No. 333-130640).
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference
     The following documents, all of which were previously filed by the Corporation (File No. 0-26520) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed March 31, 2008.

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (filed May 15, 2008); and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (filed August 14, 2008).

3.	Current Report on Form 8-K dated January 3, 2008 (filed January 9, 2008); Current Report on Form 8-K (as to Item 8.01 and Exhibit 99.2 to Item 9.01 only) dated March 19, 2008 (filed March 20, 2008); Current Report on Form 8-K dated April 16, 2008 (filed April 18, 2008); Current Report on Form 8-K dated June 9, 2008 (filed June 9, 2008); Current Report on Form 8-K dated June 26, 2008 (filed June 27, 2008); and Current Report on Form 8-K dated July 24, 2008 (filed July 29, 2008).

4.	Notice of Annual Meeting and Proxy Statement, filed May 15, 2008.

5.	The description of the Corporation’s common stock which is contained in the Corporation’s Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits

Exhibit Number		Description

4(a)	Neoprobe Corporation Second Amended and Restated 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 27, 2008).

4(b)	Amended and Restated Certificate of Incorporation of Neoprobe Corporation as corrected February 18, 1994 and amended June 27, 1994, June 3, 1996, March 17, 1999, May 9, 2000, June 13, 2003, July 27, 2004, June 22, 2005 and November 20, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed December 7, 2006).

4(c)	Amended and Restated By-Laws dated July 21, 1993, as amended July 18, 1995, May 30, 1996 and July 26, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated August 3, 2007).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of Independent Registered Public Accounting Firm.

24*	Powers of Attorney.

*	Filed herewith.

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Signatures
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 20, 2008.

NEOPROBE CORPORATION
/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance, Chief
Financial Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David C. Bupp* David C. Bupp	President, Chief Executive Officer and Director (principal executive officer)	August 20, 2008

/s/ Brent L. Larson Brent L. Larson	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	August 20, 2008

/s/ Carl J. Aschinger, Jr.* Carl J. Aschinger, Jr.	Chairman of the Board of Directors	August 20, 2008

Reuven Avital	Director

/s/ Kirby I. Bland* Kirby I. Bland	Director	August 20, 2008

/s/ Owen E. Johnson* Owen E. Johnson	Director	August 20, 2008

/s/ Fred B. Miller* Fred B. Miller	Director	August 20, 2008

/s/ J. Frank Whitley, Jr.* J. Frank Whitley, Jr.	Director	August 20, 2008

/s/ Gordon A. Troup* Gordon A. Troup	Director	August 20, 2008

*By:	/s/ Brent L. Larson
Brent L. Larson, attorney-in-fact for each
of the persons indicated

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